UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 24, 2006          (March 20, 2006)

Date of report     (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 20, 2006, Robert G. Hennemuth joined us as Senior Vice President, Human Resources. As of that date we entered into an Executive Severance Agreement, an Executive Deferred Compensation and Consulting Arrangement, and three equity incentive agreements, with Mr. Hennemuth.

Executive Severance Agreement

The Executive Severance Agreement provides that Mr. Hennemuth will receive certain payments upon termination of employment under certain circumstances. The amounts vary depending upon the circumstances of termination of employment:

•                                          for termination by us other than for disability and other than for cause, or by Mr. Hennemuth for good reason, Mr. Hennemuth receives a payment equal to one year’s salary plus average bonus over the last three years; and

•                                          for termination by us other than for disability and other than for cause, or by Mr. Hennemuth for good reason, during a period of a potential change in control or within two years after a change in control, Mr. Hennemuth receives three times the payment described in the bullet point above.

We will continue Mr. Hennemuth’s participation in our benefit plans for up to three years depending on the circumstances of termination. If we terminate employment for cause or Mr. Hennemuth terminates employment without good reason, we are only obligated to pay any unpaid amounts owed through the date of termination. Mr. Hennemuth has agreed not to compete with us for a period of up to three years after termination of employment, depending on the circumstances of the termination. The Executive Severance Agreements also provide for a “modified” gross-up payment for excise tax incurred by Mr. Hennemuth under Section 280G of the Internal revenue Code in connection with a change in control. The gross-up payment is made only if the “parachute payments” exceed Mr. Hennemuth’s untaxed safe harbor amount by at least 10%.

The Executive Severance Agreement terminates after three years, unless extended.

Executive Deferred Compensation and Consulting Arrangement

Mr. Hennemuth’s Executive Deferred Compensation and Consulting Agreement provides that Mr. Hennemuth will receive a monthly benefit upon retirement equal to 1.5% of his covered compensation earned while employed by us. Covered compensation includes base salary and incentive cash bonuses.

Equity Incentive Agreements

Mr. Hennemuth received a grant of non-qualified stock options, a grant of restricted stock units, and a performance based award, pursuant to agreements with Hexcel. These agreements were described in our Current Report on Form 8-K filed on February 13, 2006, which description is incorporated by reference herein.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

March 24, 2006
/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President